Exhibit 10.6

GOLDEN FALCON ACQUISITION CORP.

850 Library Avenue, Suite 204

Newark, Delaware 19711

December 17, 2020

Full Circle Capital Services Limited

Palladium House

1-4 Argyll Street

London W1F 7LD

United Kingdom

Re: Administrative Services Agreement

This letter agreement by and between Golden Falcon Acquisition Corp., a Delaware corporation (the “Company”), and Full Circle Capital Services Limited, a private limited company incorporated under the laws of England and Wales (the “Provider”), dated as of the date hereof, will confirm our agreement that, commencing on the date the securities of the Company are first listed on the New York Stock Exchange (the “Listing Date”), pursuant to a Registration Statement on Form S-1 and prospectus filed with the Securities and Exchange Commission (the “Registration Statement”), and continuing until the earlier of the consummation by the Company of an initial business combination and the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”):

1.

The Provider shall make available, or cause to be made available, to the Company at the address of the Provider referred to above (or any successor location or other existing office locations of the Provider or any of its affiliates), certain administrative, research, transaction and other support services as may be reasonably requested by the Company from time to time. In exchange therefor, the Company shall pay the Provider up to $10,000 per month, commencing on the Listing Date and continuing monthly thereafter until the Termination Date.

2.

The Provider hereby irrevocably waives any and all right, title, interest, causes of action and claims of any kind or nature whatsoever (each, a “Claim”) in or to, and any and all right to seek payment of any amounts due to it out of, the trust account established for the benefit of the public stockholders of the Company and into which substantially all of the proceeds of the Company’s initial public offering will be deposited (the “Trust Account”), and hereby irrevocably waives any Claim it presently has or may have in the future as a result of, or arising out of, this letter agreement, which Claim would reduce, encumber or otherwise adversely affect the Trust Account or any monies or other assets in the Trust Account, and further agrees not to seek recourse, reimbursement, payment or satisfaction of any Claim against the Trust Account or any monies or other assets in the Trust Account for any reason whatsoever.

This letter agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

This letter agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

No party hereto may assign either this letter agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party, provided that the Provider may assign this letter agreement to an affiliate without the prior written approval of the Company. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

This letter agreement constitutes the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles.

This letter agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same letter agreement.

Very truly yours,

Golden Falcon Acquisition Corp.

By:	/s/ Makram Azar
Name:	Makram Azar
Title:	Chief Executive Officer

Agreed to and accepted as of the date first above written.
Full Circle Capital Services Limited

By:	/s/ Makram Azar
Name:	Makram Azar
Title:	Chief Executive Officer

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